Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in this registration statement on Form SB2, under the caption "Experts", the reference to our report dated April 1, 2004 relating to the Financial Statements of Warning Model Management, Inc., for the years ended December 31, 2003 and 2002.

/s/ Pohl, McNabola, Berg & Company LLP
Pohl, McNabola, Berg & Company LLP
   July 15, 2004
   San Francisco, California